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                                                                 EXHIBIT 9(b)

                               BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557

                            TELEPHONE:  212-839-5300
                            FACSIMILE:  212-839-5599

                                              April 27, 1999

Merrill Lynch Global Value Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey

Ladies and Gentlemen:

We consent to the incorporation by reference in Post-Effective Amendment
No. 4 to the Registration Statement on Form N-1A (File Nos. 333-1663 and 811-7561) of our opinion dated August 28, 1996 filed on August 30, 1996 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.

                                         Very truly yours,

                                         /s/ Brown & Wood LLP